UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 31, 2025

FREIGHT TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

British Virgin Islands	001-38172	87-2792157
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2001 Timberloch Place, Suite 500, The Woodlands, TX	77380
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (773) 905-5076

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, no par value	FRGT	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On March 31, 2025, Freight Technologies, Inc. (the “Company”) entered into a Securities Purchase Agreement, dated as of March 31 2025 (the “Securities Purchase Agreement”) with a purchaser (the “Purchaser”), wherein the Company sold and the Purchaser purchased 2,311,248 Series A4 preferred shares of the Company, par value $0.0001 per share (the “Purchased Securities”), for a total purchase price of approximately $5,200,000 payable in 11,300,000 FET Tokens (the “Consideration Tokens”) (the “Offering”). “FET Token” is the utility token and the key medium of exchange on the Fetch.ai network.

Securities Purchase Agreement

The Securities Purchase Agreement contains the following provisions:

The Company agrees that the Consideration Tokens (including Matured Tokens, as defined under the Securities Purchase Agreement) and Additional Tokens (as defined below) shall be staked during the Initial Term as determined by the Purchaser in its discretion. Pursuant to the Securities Purchase Agreement, the Initial Term means the period commencing on the closing date of the Offering (the “Closing Date”) and ending on the earlier of (i) the second (2nd) anniversary of the date, the ordinary shares of the Company, with no par value per share (“Ordinary Shares”), issuable upon conversion of the Purchased Securities (the “Conversion Shares”) are eligible for resale pursuant to promulgated by the United States Securities and Exchange Commission (the “SEC”) pursuant to Rule 144 (“Rule 144”) of the Securities Act of 1933, as amended (the “Securities Act”); provided that the Initial Term shall be tolled during any subsequent period when the Conversion Shares are ineligible for resale pursuant to Rule 144, including due to a failure of the Company to meet the current public information requirements of Rule 144; or (ii) the date on which the 1,335,388 of the Purchased Securities, as adjusted for any stock splits, reverse stock splits, reclassifications, recapitalizations, or similar transaction (the “Part One Preferred Shares”) are no longer outstanding (whether due to conversion or upon the Call Option Effective Date (as defined under Securities Purchase Agreement).

The aggregate amount of FET Tokens or other assets earned through from staking FET Tokens during the Initial Term, less the actual, reasonable out-of-pocket costs and expenses incurred by the Company in connection with such staking activity (the “Staking Net Proceeds”) earned by the Company with respect to the Consideration Tokens that is not Matured Tokens (the “Unmatured Tokens”) shall belong to the Purchaser, to be held in the Purchaser Maintained Wallet (as defined below) by the Purchaser for its own benefit (the “Staking Tokens”). The Purchaser shall be free to withdraw any and all Staking Tokens from a FET Token wallet established and maintained by the Purchaser that is designated solely to hold (i) any Unmatured Tokens on the behalf of the Company; and (ii) Staking Tokens, and that is kept separate from any other wallets or digital asset accounts used by the Purchaser or any of its affiliates (the “Purchaser Maintained Wallet”). The Staking Net Proceeds earned by the Company with respect to the Matured Tokens and any Additional Tokens shall belong to the Company, to be held in a FET Token wallet established and maintained by the Company that is designated solely to hold any Matured Tokens and Additional Tokens under the Securities Purchase Agreement, and that is kept separate from any other wallets or digital asset accounts used by the Company or any of its affiliates by the Company.

During the Initial Term, the Company shall not, without the prior written consent of the Purchaser, directly or indirectly transfer all or any part of the Consideration Tokens (whether or not Matured Tokens) or any Additional Tokens. The Company shall ensure that all Unmatured Tokens remain free and clear of any lien, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction other than any restrictions arising under applicable securities or commodities laws or as otherwise set forth in the Securities Purchase Agreement.

During the Initial Term, the Company shall use the total cash proceeds received by the Company from the issuance or sale of its equity or equity linked securities (other than Excluded Securities, as defined under the Securities Purchase Agreement), less only the bona fide underwriting discounts, placement agent fees, offering expenses, and other reasonable and customary out-of-pocket financing expenses related to such issuance or sale (the “Net Equity Proceeds”) raised in any equity or equity linked financing transaction to promptly (and in any event within five (5) Business Days (as defined under the Securities Purchase Agreement) following receipt of such Net Equity Proceeds) purchase additional FET Tokens in the open market (the “Additional Tokens”) for a purchase price no less than an aggregate amount equal to twenty percent (20%) of the Net Equity Proceeds.

At any time after the Closing Date, the Purchaser shall have the right, in its sole discretion, to require the Company to transfer to the Purchaser any or all of the Attributed Tokens (as defined under the Securities Purchase Agreement) that are then held by the Company in exchange for cash payment at $0.46 per FET Token for each Attributed Token.

In the event when the Company or any of its Subsidiaries (as defined under the Securities Purchase Agreement) (i) commences any case, proceeding or other action under the title 11 of the United States Code, as in effect from time to time, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally, seeking (A) to have an order for relief entered with respect to it, (B) to adjudicate it as bankrupt or insolvent, (C) reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts or (D) appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets or (ii) makes a general assignment for the benefit of its creditors, occurs, without any requirement of notice from the Purchasers or the Company, the Attributed Tokens shall be deemed to have been automatically transferred by the Company to the Purchaser (and Purchaser shall withdraw the Attributed Tokens from the Purchaser Maintained Wallet), and the remaining Part One Purchased Securities shall be deemed to have been automatically transferred by the Purchaser to the Company.

At any time, the Company shall have the right (but not the obligation) to purchase from the Purchaser all, and not less than all, of the (i) all Part One Preferred Shares that are outstanding on any measurement date plus (ii) the Part Two Preferred Shares Balance (as defined under the Securities Purchase Agreement) by delivering a written notice to the Purchaser.

During the Initial Term (or such longer period as mutually agreed), the Company shall negotiate with the Purchaser and seek to agree upon a definitive development partnership, which shall outline, among other things, joint product development objectives, responsibilities, timelines, allocation of resources, and any related commercial arrangements.

During the Initial Term, the Company shall not, and shall not permit any of its Subsidiaries to incur, directly or indirectly, any Indebtedness, without prior written notice to the Purchaser.

If at any time the Company has registered or has determined to register any Ordinary Shares under the Securities Act for its own account or for the account of other security holders of the Company on any registration form (other than Form S-4 or S-8) (a “Registration”), the Company will give the Purchaser written notice thereof promptly (but in no event less than 15 days prior to the anticipated filing date) and shall include in such registration all Conversion Shares (collectively, the “Registrable Securities”) requested to be included therein pursuant to the written request of the Purchaser received within ten (10) days after delivery of the Company’s notice. As a condition to such inclusion, the Company may require the Purchaser to complete such questionnaires or enter into customary agreements regarding the sale of such Registrable Securities, including representations and warranties as to the Purchaser’s beneficial ownership of the Registrable Securities and such other matters as shall be typical for distributions of the kind contemplated by the Registration; provided that, in no event will the Purchaser be required to agree to any lock-up or other transfer restrictions on the Registrable Securities or any other securities of the Company. All expenses incurred in connection with any Registration shall be borne by the Company.

The Offering was exempt from the registration requirements of the Securities Act pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D of the Securities Act and in reliance on similar exemptions under applicable state laws. The Purchaser represented that it is an accredited investor within the meaning of Rule 501(a) of Regulation D and was acquiring the securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. The securities were offered without any general solicitation by the Company or its representatives.

The Securities Purchase Agreement also contains customary closing conditions, representations and warranties, covenants, indemnification provisions, and termination provisions. The Securities Purchase Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K, and the description above is qualified in its entirety by reference to the full text of such exhibit.

Item 3.02 Unregistered Sales of Equity Securities.

The matters described in Section 1.01 of this Current Report on Form 8-K are incorporated herein by reference. In connection with the issuance of the securities described in Item 1.01, the Company relied upon the exemption from registration provided by Section 4(a)(2) of the Securities Act, and Rule 506(b) of Regulation D promulgated thereunder for transactions not involving a public offering.

Item 7.01 Regulation FD Disclosure.

On April 1, 2025, the Company issued a press release announcing the closing of the Offering. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information furnished pursuant to this Item 7.01 (including Exhibit 99.1) shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Exchange Act or the Securities Act, except as expressly set forth by specific reference in such a filing.

Forward-Looking Statements

The press release attached as Exhibit 99.1 hereto, the statements contained therein, and this Current Report on Form 8-K may include “forward-looking” statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, which statements involve substantial risks and uncertainties. Forward-looking statements generally relate to future events or the Company’s future financial or operating performance. In some cases, you can identify these statements because they contain words such as “may,” “will,” “believes,” “expects,” “anticipates,” “estimates,” “projects,” “intends,” “should,” “seeks,” “future,” “continue,” “plan,” “target,” “predict,” “potential,” or the negative of such terms, or other comparable terminology that concern the Company’s expectations, strategy, plans, or intentions. Forward-looking statements relating to expectations about future results or events are based upon information available to the Company as of today’s date and are not guarantees of the future performance of the Company, and actual results may vary materially from the results and expectations discussed. The Company’s expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected, including risks and uncertainties described in the Company’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and other filings with the SEC. All subsequent written and oral forward-looking statements concerning the Company or other matters and attributable to the Company or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. The Company does not undertake any obligation to publicly update any of these forward-looking statements to reflect events or circumstances that may arise after the date hereof, except as required by law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Securities Purchase Agreement dated March 31, 2025 by and between Freight Technologies, Inc. and the purchaser party
99.1	Press Release dated April 1, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 1, 2025	Freight Technologies, Inc.

/s/ Javier Selgas
	Name:	Javier Selgas
	Title:	Chief Executive Officer